UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.           )

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☐          Preliminary Proxy Statement
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☐          Definitive Proxy Statement
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☒          Soliciting Material under §240.14a‑12

magicJack VocalTec Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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magicJack VocalTec to be acquired by B. Riley Financial, Inc.

Shareholder/Investor Background Information and Q&A

Background Information:

On November 9, 2017, magicJack VocalTec, Ltd. (“we,” “us” or “magicJack”) announced an agreement (the “Merger Agreement”) to be acquired by B. Riley Financial, Inc. (“B. Riley”), which has agreed to pay $8.71 in cash per magicJack share.

Total transaction consideration is approximately $143 million. B. Riley expects to finance the transaction using cash on hand and debt financing.

It is anticipated that magicJack will be held by B. Riley’s subsidiary B. Riley Principal Investments, LLC, the entity that currently owns United Online, Inc., a complementary telecommunications company.

Both magicJack and B. Riley believe that there are significant synergistic opportunities that will result from this transaction that are complementary to magicJack’s platform.

The closing of the transaction is subject to the receipt of certain regulatory approvals, the approval of the magicJack shareholders and the satisfaction of other closing conditions. We look forward to a smooth process to facilitate an efficient closing which we expect to occur in the first half of 2018.

Questions & Answers:

Who is B. Riley?

B. Riley Financial, Inc. is a publicly traded, diversified financial services company that  takes a collaborative approach to the capital raising and financial advisory needs of public and private companies and high-net-worth individuals. B. Riley is headquartered in Los Angeles, California with offices in major U.S. markets, Germany and Australia,  and has over 900 employees.

B. Riley Principal Investments, a wholly owned subsidiary of B. Riley, focuses on investing in or acquiring companies or corporate assets that present attractive cash-flow driven returns and can benefit from its financial, business and operational expertise. B. Riley Principal Investments addresses small to mid-cap sized opportunities with a focus on distressed situations, and companies that have the potential to generate material cash-flow.

What will the new management team for magicJack look like?  Will any key executives from magicJack be leaving?

These details have not yet been worked through; the current management team remains focused on magicJack’s business and the smooth execution of the transaction to closing.

Is there a breakup fee?

Yes, the Merger Agreement contains certain termination rights for both magicJack and B. Riley, and further provides that, upon termination of the Merger Agreement under certain circumstances, including in relation to the receipt of an unsolicited, competing acquisition proposal that our board of directors determines is superior, magicJack may be required to pay B. Riley a termination fee equal to approximately $5.7 million.

How confident are you that the deal will close?

We believe that the deal will close. Both parties are very motivated to proceed through the post-signing approvals to achieve a smooth process and closing.

Did you entertain other offers?

Our board of directors conducted a thorough and lengthy strategic review process that culminated with it unanimously determining that this transaction with B. Riley was in the best interests of magicJack.

What are the conditions to closing?

Each party’s obligation to complete the transaction is subject to various conditions, including, among others:

a)	approval of the Merger Agreement by the magicJack shareholders,

b)	the expiration or termination of all applicable waiting periods under U.S. antitrust laws,

c)
no U.S., Israeli or other governmental authority shall have enacted, entered or enforced any order or law which restrains or prohibits the consummation of the transaction or other transactions contemplated by the Merger Agreement,

d)
at least 50 days shall have passed after the filing with respect to the transaction with the Registrar of Companies of the State of Israel and at least 30 days shall have elapsed after the approval of the transaction by the shareholders of each of magicJack and B. Riley’s merger subsidiary; and

e)	all specified approvals from and/or filings with the U.S. Federal Communications Commission and similar state regulatory bodies shall have been obtained or made, as applicable.

B. Riley’s obligation to complete the transaction is additionally subject to certain additional conditions, including:

a)	the accuracy of magicJack’s representations and warranties made in the Merger Agreement,

b)	the compliance by magicJack, in all material respects, with its obligations under the Merger Agreement, and

c)	the receipt of the required approval of the Israeli Innovation Authority.

Consummation of the transaction is not subject to any financing condition.

What is the rationale for the acquisition?

Please see our press release, and look for the more complete description in our proxy statement when we file it.

Where can I obtain additional information regarding the transaction?

Please see our Form 8-K filed with the SEC on November 9, 2017 which includes additional information regarding the transaction, and also includes a copy of the Merger Agreement.

Cautionary Statement Regarding Forward-Looking Information:

This document contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. These forward-looking statements involve risks and uncertainties that could significantly affect the expected results and are based on certain key assumptions. Due to such uncertainties and risks, no assurances can be given that such expectations will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. The forward-looking statements contained herein include, but are not limited to, the manner in which the parties plan to effect the transaction; the expected benefits of the transaction and the expected timing of the completion of the transaction.  Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to the possibility that expected benefits of the transaction may not materialize as expected; that the transaction may not be timely completed, if at all; and that B. Riley may not be able to successfully integrate the solutions and employees of B. Riley and magicJack or ensure the continued performance or growth of magicJack’s products or solutions.

In addition, other risks that magicJack faces include those detailed in magicJack’s filings with the Securities and Exchange Commission, including magicJack’s annual report on Form 10-K for the year ended December 31, 2016.

Forward-looking statements are based on the beliefs and assumptions of magicJack’s management and on currently available information.  magicJack undertakes no responsibility to publicly update or revise any forward-looking statement.

Important Additional Information and Where to Find It:

magicJack plans to file with the Securities and Exchange Commission and to mail to its shareholders a proxy statement in connection with the proposed transaction. The proxy statement will contain important information about magicJack, the proposed transaction, and related matters. magicJack also plans to file with the Securities and Exchange Commission other documents regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, MAGICJACK’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE. magicJack’s shareholders will be able to obtain free copies of the proxy statement and other documents filed with the Securities and Exchange Commission by magicJack through the web site maintained by the Securities and Exchange Commission at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.vocaltec.com in the section “Financial Information.”

Participants in the Solicitation:

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. magicJack and its directors and executive officers may be deemed to be participants in the solicitation of proxies from magicJack’s shareholders with respect to the proposed transaction. Information regarding magicJack’s directors and executive officers is contained in magicJack’s annual report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on March 16, 2017, proxy statement for magicJack’s 2017 special meeting of shareholders filed with the Securities and Exchange Commission on June 23, 2017, and current reports on Form 8-K filed with the Securities and Exchange Commission on March 15, 2017, May 10, 2017, May 23, 2017 and June 19, 2017. Additional information regarding the interests of magicJack’s directors and executive officers in the transaction will be included in the proxy statement for the special meeting of magicJack’s shareholders to be held to approve the transactions contemplated by the Merger Agreement and in other relevant documents regarding proposed transaction, when filed with the Securities and Exchange Commission.